Exhibit 3.1

                          CERTIFICATE OF INCORPORATION

                                       of

                           MAGNUM COMMUNICATIONS CORP.


    FIRST: The name of the corporation is MAGNUM COMMUNICATIONS CORP.
    -----
    SECOND: The address of its registered office in the State of Delaware is No.
    ------
100 West Tenth Street, in the City of Wilmington, County of NewCastle. The name of its registered agent at such address is THE CORPORATION TRUST COMPANY.

    THIRD: The nature of the business or purposes to be conducted or promoted
    -----
is:
         (a) To purchase, own and hold the stocks or any interest of or in any other corporations or business organizations including, but not limited to, those engaged in the publishing, distributing, recording, motion picture, educational matter and communications business, and, in general to do every act or thing covered generally by the denomination "holding corporation"; and to direct the operations of any other corporations or business organizations through the ownership of stock or any interest therein.
         (b) To print, produce, manufacture, publish, buy, sell, import, export, lease, circulate, consign, distribute, or otherwise deal in books, pamphlets, manuscripts, newspapers, magazines, musical compositions, paintings, photographs and pictures of every nature and description; and to engage and carry on in general the business of printing, publishing and distributing in all branches thereof.
         (c) To print, produce, manufacture, publish, buy, sell, import, export, lease, circulate, consign, distribute, exhibit, or otherwise deal in motion pictures, films, photographs, photographic supplies and apparatus in connection therewith of every nature and description.
         (d) To produce, press, process, manufacture, publish, record, process, buy, sell, import, export, lease, circulate, consign, distribute, or otherwise deal in phonograph records, plastic discs, recording wire tapes and any and all devices for the recording of voice, music or sounds of every nature and description and apparatus used or employed in connection therewith of every nature and description.

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         (e) To print, produce, manufacture, publish, buy, sell, import, export, lease, circulate, consign, distribute, or otherwise deal in any and all materials used in connection with the foregoing, including, but not limited to, printed, visual and sound musical, literary or artistic works.
         (f) To apply for, register, obtain, secure, buy, sell, grant or secure rights or licenses with respect of, use, exploit, or otherwise deal in or dispose of inventions, devices, formulae, processes and any improvements or modifications of, letters patent, patent rights, patented processes, copyrights, designs, trademarks, trade symbols, trade names, granted or recognized under the laws of the United States or subdivision thereof, or any country of the world or subdivision thereof, and any and all rights, licenses, or privileges connected therewith, or pertaining thereto, of every nature and description.
         (g) To conduct and carry on the business of sales representatives, advertising agents and counsel, publicity and sales promotion services and sales distributors.
         (h) To manufacture, prepare, repair, buy, sell, deal in, trade in, import, export, lease, produce, hold, exchange, dispose of, distribute and otherwise deal in goods, wares, services and real property and personal property of every nature and description.
         (i) To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.
         (j) To acquire, and pay for in cash, stock or bonds of this corporation or otherwise, the good will, rights, assets and property, and to undertake or assume the whole or any part of the obligations or liabilities of any person, firm, association or corporation.
         (k) To acquire by purchase, subscription or otherwise, and to receive, hold, own, guarantee, sell, assign, exchange, transfer, mortgage, pledge or otherwise dispose of or deal in and with any of the shares of the capital stock, or any voting trust certificates in respect of the shares of capital stock, scrip, warrants, rights, bonds, debentures, notes, trust receipts, and other securities, obligations, choses in action and evidences of indebtedness or interest issued or created by any corporations, joint stock companies, syndicates, associations, firms, trusts or persons, public or private, or by the government of the United States of America, or by any foreign government, or by any state,

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territory, province, municipality or other political subdivision or by any governmental agency, and as owner thereof to posses and exercise all the rights, powers and privileges of ownership, including the rights, powers and privileges of ownership, including the right to execute consents and vote thereon; and to do any and all acts and things necessary or advisable for the preservation, protection, improvement and enhancement in value thereof.
         (l) To borrow or raise moneys for any of the purposes of the corporation, and from time to time without limit as to amount, to draw, make, accept, endorse, execute and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable or non-negotiable instruments and evidences of indebtedness, and to secure the payment of any thereof and of the interest thereon by mortgage upon or pledge, conveyance or assignment in trust of the whole or any part of the property of the corporation, whether at the time owned or thereafter acquired, and to sell, pledge or otherwise dispose of such bonds or other obligations of the corporation for its corporate purposes.
         (m) To purchase, receive, take by grant, gift, devise, bequest or otherwise, lease, or otherwise acquire, own, hold, improve, employ, use and otherwise deal in and with real or personal property, or any interest therein, wherever situated, and to sell, convey, lease, exchange, transfer or otherwise dispose of, or mortgage or pledge, all or any of the corporation's property and assets, or any interest therein, wherever situated.
         (n) In general, to possess and exercise all the powers and privileges granted by the General Corporation Law of Delaware or by any other law of Delaware or by this certificate of incorporation together with any powers incidental thereto, so far as such powers and privileges are necessary or convenient to the conduct, promotion or attainment of the business or purposes of the corporation.
         (o) The business and purposes specified in the foregoing clauses shall, except where otherwise expressed, be in nowise limited or restricted by reference to, or inference from, the terms of any other clause in this Certificate of Incorporation, but the business and purposes specified in each of the foregoing clauses of this article shall be regarded as independent business and purposes.




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

    FOURTH: The total number of shares of stock which the corporation shall have
    ------
authority to issue is two million (2,000,000) and the par value of each of such shares is One Cent (1(cent)) amounting in the aggregate to Twenty Thousand ($20,000.00) Dollars.

    FIFTH: The name and mailing address of each incorporator is as follows:
    -----

          NAME                                    MAILING ADDRESS
          ----                                    ---------------
       B. J. Consono                          100 West Tenth Street
                                              Wilmington, Delaware

       F. J. Obara, Jr.                       100 West Tenth Street
                                              Wilmington, Delaware

       J. L. Rivera                           100 West Tenth Street
                                              Wilmington, Delaware

    SIXTH: The corporation is to have perpetual existence.
    -----

    SEVENTH: In furtherance and not in limitation of the powers conferred by
    -------
statute, the board of directors is expressly authorized:

              To make, alter or repeal the by-laws of the corporation.
              To authorize and cause to be executed mortgages and liens upon the real and personal property of the corporation.
              To set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.
              By a majority of the whole board, to designate one or more committees, each committee to consist of two or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution or in the by-laws of the corporation, shall have and may exercise the powers of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; provided, however, the by-laws may provide that in the absence or disqualification of any member of such committee or committees, the member or

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members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member.
              When and as authorized by the affirmative vote of the holders of a majority of the stock issued and outstanding having voting power given at a stockholders' meeting duly called upon such notice as is required by statute, or when authorized by the written consent of the holders of a majority of the voting stock issued and outstanding, to sell, lease, or exchange all or substantially all of the property and assets of the corporation, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property including shares of stock in, and/or other securities of, any other corporation or corporations, as its board of directors shall deem expedient and for the best interests of the corporation.
              To acquire other corporations or businesses, or any part thereof, or their assets subject to any liabilities, and to acquire any securities or interests in other corporations or businesses and to pay for same by or with securities of the corporation and to exchange securities of the corporation or assets of the corporation for securities or assets of other corporations or businesses, except if same shall be limited by Section 271 of the Delaware Corporation Law or any other sections or provisions of the Delaware Corporation Law now or hereinafter enacted.
    EIGHTH: Whenever a compromise or arrangement is proposed between this
    ------
corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary of this corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 if Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any reorganization of this corporation as consequence of

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such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.
    NINTH: Meetings of stockholders may be held within or without the State of
    -----
Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation. Elections of directors need not be written ballot unless the by-laws of the corporation shall so provide.
    TENTH: The corporation reserves the right to amend, alter, change or repeal
    -----
any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.
    ELEVENTH: The corporation shall, to the full extent permitted by Section 145
    --------
of the Delaware Corporation Law, as amended from time to time, indemnify all person whom it may indemnify pursuant thereto.
    WE, THE UNDERSIGNED, being of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is our act and deed and the facts herein stated are true, and accordingly have hereunto set our hands this 10th day of June, 1969.


                                           /s/ B.J. Consono
                                           -------------------------------
                                           /s/ F.J. Obara, Jr.
                                           -------------------------------
                                           /s/ J.L. Rivera
                                           -------------------------------




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
                            CERTIFICATE OF AMENDMENT
                            ------------------------
                                       OF
                                       --
                          CERTIFICATE OF INCORPORATION
                          ----------------------------
                                       OF
                                       --
                           MAGNUM COMMUNICATIONS CORP.
                          ----------------------------

    Magnum Communications Corp., a corporation organized under the laws of the State of Delaware, whose registered office is located at 100 West Tenth Street, in the City of Wilmington, County of New Castle, certifies that pursuant to the provisions of Section 242 of the Delaware General Corporation Law, as amended, a meeting of the stockholders of said corporation was duly called for the purposes of amending the articles of incorporation, and that said meeting was held on November 13, 1980 whereat it was resolved by vote of the holders of a majority of the corporations' common stock, par value (.01) outstanding, that the Certificate of Incorporation shall be amended to change Articles FIRST, THIRD and FOURTH as follows:
    FIRST: The name of the corporation is VACATION OWNERSHIP MARKETING, INC.
    SECOND: The address of its registered office in the State of Delaware is No. 229 South State Street, in the City of Dover, County of Kent. The name of its registered agent at such address is The Prentice-Hall Corporation System, Inc.
    THIRD: The nature of the business or purposes to be conducted or promoted is:
         (a) To engage in the purchase, sale, development and marketing of resort properties as time-shared condominium units, and to engage in such other related transactions and business and to direct the operations of any other corporations or business organizations through the ownership of stock or any interest therein;
         (b) To utilize published materials, such as direct mail marketing promotions, and other communications and advertising mechanisms, to achieve the development and marketing of the corporation's properties;

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

         (c) To borrow or raise moneys for any of the purposes of the corporation and, from time to time without limit as to amount, to draw, make, accept, endorse, execute and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable or non-negotiable instruments and evidences of indebtedness, and to secure the payment of any thereof and of the interest thereon by mortgage upon or pledge, conveyance or assignment in trust of the whole or any part of the property of the corporation, whether at the time owned or thereafter acquired, and to sell, pledge or otherwise dispose of such bonds or other obligations of the corporation for its corporate purposes;
         (d) To purchase, receive, take by grant, gift, devise, bequest or otherwise, lease, or otherwise acquire, own, hold, improve, employ, use and otherwise deal in and with real or personal property, or any interest therein, wherever situated, and to sell, convey, lease, exchange, transfer or otherwise dispose of, or mortgage or pledge, all or any of the corporation's property and assets, or any interest therein, wherever situated;
         (e) In general, to possess and exercise all the powers and privileges granted by the General Corporation Law of Delaware or by any other law of Delaware or by this Certificate of Incorporation together with any powers incidental thereto, so far as such powers and privileges are necessary or convenient to the conduct, promotion or attainment of the business or purposes of the corporation; and
         (f) The business and purposes specified in the foregoing clauses shall, except where otherwise expressed, be in nowise limited or restricted by reference to, or inference from, the terms of any other clause in this Certificate of Incorporation, but the business and purposes specified in each of the foregoing clauses of this article shall be regarded as independent business and purposes.
    FOURTH: The total number of shares of stock which the corporation shall have authority to issue is five million (5,000,000) and the par value of each of such shares is One Cent (1(cent)) amounting in the aggregate to Fifty Thousand Dollars ($50,000.00). November 13, 1980.


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
                            CERTIFICATE OF AMENDMENT
                            ------------------------
                                       OF
                                       --
                          CERTIFICATE OF INCORPORATION
                          ----------------------------
                                       OF
                                       --
                       VACATION OWNERSHIP MARKETING, INC.
                       ----------------------------------

         Vacation Ownership Marketing, Inc., a Delaware corporation, hereby certifies that the following amendment to Article Fourth of the Company's Certificate of Incorporation was approved pursuant to Section 242 of the General Corporation Law, on May 9, 1981 through the written consent of the holders of a majority of the outstanding stock of the Corporation in accordance with Section 228 of the Delaware General Corporation law and that written notice of such action has been given to those stockholders who have not consented in writing to such action:
         "FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 15,000,000 and the par value of each such share is $.01 amounting in the aggregate to $150,000."

                                             VACATION OWNERSHIP MARKETING, INC.


Attest:   /s/ Joseph R. Millsaps             By:      /s/ Peter J. Porath
         ---------------------------              -----------------------
         Joseph R. Millsaps                           Peter J. Porath
         Secretary                                    President





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
                                STATE OF DELAWARE
                            CERTIFICATE OF AMENDMENT
                         OF CERTIFICATE OF INCORPORATION

                       VACATION OWNERSHIP MARKETING, INC.
----------------------------------------------------------------
    a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware.
    DOES HEREBY CERTIFY:
    FIRST: That at a meeting of the Board of Directors of Vacation Ownership Marketing, Inc. resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:
    RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "FOURTH" so that, as amended, said Article shall be and read as follows: The Corporation shall have 50,000,000 shares of Common Stock @$.001 and 10,000,000 shares of Preferred Stock @$.001 authorized to be issued.
    SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.
    THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.
    FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.
    IN WITNESS WHEREOF, said VACATION OWNERSHIP MARKETING, INC. has caused this certificate to be signed by Peter J. Porath, an Authorized Officer this 15th day of August, 2001.

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                          By:               /s/ Peter J. Porath
                                            ---------------------------
                                            Authorized Officer

                          Title:            President
                                            ---------------------------
                          Name:             Peter J. Porath
                                            ---------------------------















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